                                                                    EXHIBIT 99.1

                        SONA MOBILE HOLDINGS CORP. NAMES
                     STEPHEN FELLOWS CHIEF FINANCIAL OFFICER

New York, NY - May 16, 2006.... SONA MOBILE HOLDINGS CORP. (OTC Bulletin Board:
SNMB.OB), a leading provider of wireless software to the financial services, enterprise, entertainment and gaming markets, announced today that effective immediately, Vice President of Finance and Corporate Controller Stephen Fellows
has been promoted to Chief Financial Officer. The Company also announced that, effective immediately, Joseph Vittoria and Michael Castellano have resigned from the Board of Directors, and Director Frank Fanzilli will resign his Board seat effective June 15.

Fellows joined Sona Mobile in August 2005 from 3Com Corporation where he served as the Director of Finance for 3Com's corporate accounting group. Fellows'
professional history features extensive financial experience including serving as Director of Finance and Operations for a 3Com Canadian subsidiary and holding several key corporate and financial positions for Pennzoil Corporation and its international subsidiaries. Fellows received a Bachelor of Business
Administration degree from Wilfrid Laurier University in Waterloo, ON, Canada, and earned his Chartered Accountants designation while articling with Arthur
Andersen & Company in Toronto.

"I am pleased to announce Stephen's promotion and feel that it reflects his integral position within our company," stated Shawn Kreloff, Chairman, Chief
Executive Officer and President. "Over the last few months as we have grown and diversified our product offerings, our needs for a full-time CFO have steadily increased, and Stephen's financial experience within the software and technical industry will be an integral part of our success."

Kreloff also commented on the recent Board resignations, describing the departures as extremely amicable, thanking Vittoria, Fanzilli and Castellano for their extensive contributions to Sona Mobile at a critical phase of its evolution. "During the past few months as we have heightened our focus on gaming and entertainment industry applications, Joe, Frank and Mike have each contributed a tremendous amount of time and effort to helping us move toward this transition. We thank them for their individual and collective contributions."

ABOUT SONA MOBILE

Sona Mobile Inc. is a leading provider of secure mobile solutions for access to financial and enterprise information, and gaming and entertainment applications.
Through its technology, Sona is able to deliver a rich client experience without compromising performance or security. Sona's key differentiator is the innovative Sona Wireless Development Platform (SWP) and 3D mobile methodology.
The Sona Wireless Platform (SWP) architecture works across a wide range of mobile devices and operating systems, including Research In Motion's
BlackBerry(R) and Microsoft Corp's Windows Mobile(R) lines, without compromising performance or security.

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Founded in 2000, Sona has offices and subsidiaries in the United States, Canada and the United Kingdom. Sona's global partnership with Shuffle Master, Inc.
utilizes the SWP to provide users with wireless in-casino gaming. For more information, visit the company Web site at www.sonamobile.com.

FORWARD-LOOKING STATEMENT

This release contains forward-looking statements that are based on management's current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company's existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company's business systems or in technologies affecting the Company's products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors;
results from current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company's intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction's regulatory scheme or approach, etc.)
involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company's casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company's ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company's control; and
various risks related to the Company's customers' operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company's results from such operations.
Additional information on these and other risk factors that could potentially affect the Company's financial results may be found in documents filed by the
Company with the Securities and Exchange Commission, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on
Form 10-K.

For additional information, please contact:
Alicia Collins
Sona Mobile, Inc.
1 (212) 918-0569
alicia.collins@sonamobile.com
-----------------------------

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Don Duffy
ICR for Sona Mobile
1-203-682-8200
dduffy@icrinc.com
-----------------

Jeanine Oburchay
ICR for Sona Mobile
1-203-682-8240
joburchay@icrinc.com
--------------------

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